UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2019

CNB FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	000-13396	25-1450605
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1 South Second Street PO Box 42 Clearfield, Pennsylvania	16830
(Address of principal executive offices)	(Zip Code)

(814) 765-9621
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CCNE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2019, the Boards of Directors of CNB Financial Corporation (the “Corporation”) and CNB Bank (the "Bank") appointed Julie M. Young, a human resources and employment attorney with JMY Law, LLC of Worthington, OH, to the Corporation's and Bank's Boards of Directors. Ms. Young's appointment is effective as of May 14, 2019. Ms. Young has served as a member of the board of advisors of FCBank, a division of CNB Bank with its headquarters in Worthington, OH, since December 2017.

Ms. Young will serve on the Loan Committee of the Board of Directors of the Corporation.

Ms. Young will be compensated as a non-employee director of the Corporation in accordance with the compensation policies described in the Corporation’s Definitive Proxy Statement for the Corporation’s 2019 Annual Meeting of Shareholders.

There were no arrangements or understandings between Ms. Young and any other person pursuant to which she was selected as a director. Additionally, there has been no transaction nor are there any proposed transactions between the Corporation, the Bank and Ms. Young that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: May 16, 2019	By:	/s/ Brian W. Wingard
Brian W. Wingard
Treasurer